Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Mac-Gray Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA

May 22, 2009